
Case Study
"A tool that gives me actual customer insights, has the power to guide our partners, our marketing, and our branding. It even helps us build a better product."

TouchpointMetrics

Navigating the complexities of the customer experience

Touchpoint Mapping® On-Demand offers the data and tools to turn a serious brand delivery disconnect on services provided by vendors, into a valuable relationship-building opportunity.

Challenge: A team of partners—designers, project managers, sales agents—unknowingly distort the homeowner buying experience and perception of the developer brand.

When an organization depends on partners to work directly with its buyers along key points of the customer lifecycle, delivering a consistent customer experience every step of the way becomes even more important, and an even greater challenge.

This real estate developer, in business for more than 55 years, has a laudable vision to create livable communities with sustainable buildings, public spaces and neighborhoods where people have easy access to jobs, transportation and local amenities. They also own and operate a diverse portfolio of residential and commercial properties.

Running this complex business takes the involvement of a large network of partners: marketers, builders, designers and property managers, all of whom play a part in delivering the customer experience under the developer's brand.

With a fragmented provider base, creating a delightful customer experience becomes even trickier to control, track and follow up on. And Touchpoint Mapping On-Demand illuminated a significant disconnect between what the developer perceived and what their homeowners experienced.

Approach: Use a completely neutral and objective tool on a discrete customer segment to test perceptions and separate brand "Champions" from "Runaways."

Touchpoint Mapping On-Demand is flexible and configurable so that each user-client can identify and gather the statistically projectable customer experience insights most useful to them. While every client benefits from a 360-degree view of the customer experience (and most engagements demand it), economics, time constraints and database organization drove a more tightly defined focus in this engagement.

Touchpoint Mapping® On-Demand uncovered extremely low experience ratings as well as significant under-performance gaps in touchpoint and attribute performance. While employee perceptions of touchpoint performance were fairly positive, they were misaligned to home owners: 63% of whom fell into the least loyal customer segment. These "Runaways" are not only dissatisfied, they're likely to spread negative word of mouth.



TouchpointMetrics
Builder Touchpoint Mapping®
Dashboard
Logout
Summary
Experience
Lifecycle
Loyalty
Market Standing
Org Align
SWOT
Take Action
Respondents
CUSTOMER SEGMENT
All
DATE DIMENSION (TIMELINE)
2012
Summary Dashboard
13%
Overall Experience
Goal Above 75%
Employees 100%
13%
Most Recent Experience
Goal Above 75%
-0.4
Touchpoint Gap
Goal 0.0
Employees 0.2
-1.5
Attribute Gap
Goal 0.0
Employees 0.2
Customer Loyalty Segmentation
Friends
25%
Captives
13%
Runaways
63%
Touchpoint Gap by Category
2.4
1.2
0.0
-1.2
-2.4
Collateral Materials
Contract
Email
Meeting
Online
Phone Call
Visit
WoM
Work Onsite
Customer
Employee

Together, Touchpoint Metrics and the client measured the move-in and first year of ownership experience, using a customer loyalty model that segments customers by their degree of emotional engagement with the organization: "Champions" are highly committed, "Friends" are reasonably satisfied, "Captives" reluctantly stay, and "Runaways" are on their way out the door.

The organization hadn't previously collected formal data on the customer experience, relying instead on input from its marketing and sales teams. While useful to an extent, sales and marketing teams interact with customers within a very narrow part of the customer lifecycle. Equally important, they're not trained to gather objective data and their input is most often anecdotal and colored by personal relationships.

From a measuring tool perspective, although many customer relationship experience (CRE), customer relationship management (CRM) and surveying consultancies had knocked on their door, the client felt that only Touchpoint Mapping On-Demand delivered a totally customer-centric viewpoint. And its scalability and customization made it the ideal solution for gaining an accurate view of their customers' experiences and perceptions for this development as well as for future projects. Said the client, "Touchpoint Metrics has technology that goes beyond any single industry. It's great for real estate for sure. But we also have hospitality assets. We also have service aspects to our business; there's value everywhere."

Findings: Low satisfaction, even lower loyalty, negative word-of-mouth and a disconnected view between internal perception and reality as experienced by customers.

Even in this small-scale study, the data proved eye-opening. But by framing weaknesses as opportunities for improvement, and positioning threats as way to create some new market differentiators, the client viewed the data with enthusiasm and productive energy rather than dwelling on past mistakes.

"I would describe it as you guys [Touchpoint Metrics] are highly organized. You are methodical and thorough. And you really strove to understand who we were as a company as well as understand our customers."

A successful, well-meaning organization with a long history, a valued roster of business partners and a deep commitment to its clients, encounters surprising and unhappy disconnects in process, expectation and customer loyalty.

Some of the weaknesses included:

- The group had no Champions and 63% of customers were Runaways, meaning they'd sell (or rent) at the first chance possible;
- Only 13% of homeowners rated their overall and most recent experience as "delightful";
- Only 38% of homeowners rated their interactions with the client (intermingled with the client's business partners) highly, and more damaging, 39% gave them the lowest ratings;
- Touchpoints related to the purchase and move-in stages of the lifecycle (both driven primarily by business partners) were rated as significantly underperforming;
- Business partner (vendor) driven issues were negatively affecting customer satisfaction and loyalty;
- Employees had a significantly more positive (i.e. inaccurate) perception of the company's performance than customers;
- Word of mouth ratings were abysmal, with 38% of surveyed homeowners giving a negative word of mouth to others;
- "Exceptional service" was the single greatest underperformer of the study.

Recommendations: Reframe the organization's view of isolated "product," employee and partner service silos into one collaborative organization...and leverage the power and continuity of the whole business.

This client worked closely with the Touchpoint Metrics team and their customized Touchpoint Mapping dashboard to understand the data—its sources, reasons, ramifications and solutions. They immediately had a better picture of their customers' journey, perspective and pain points, and with verbatims and metrics in hand, they had black-and-white data to hold partners accountable.

Of most immediate need of repair were caretaker issues, particularly around maintenance, security and responsiveness.

The findings also validated an initiative in discussion to bring more of the marketing function in-house, and revealed opportunities to better segment and customize markets by properties, customers and regions, and to apply the Touchpoint Mapping On-Demand tool across segments and into the organization's revenue (rental) properties. The usefulness of the findings also encouraged the client to research CRM system integration with Touchpoint Mapping On-Demand, to continue the work begun in this engagement.

These seemingly separate initiatives all fit into one new viewpoint: converge and integrate. Integrate what was previously viewed as disparate business, provider and tracking segments, share information and process, and provide one seamless customer experience that more truly reflects the organization's brand values.

Results: Touchpoint Mapping On-Demand provided a surveying tool and easy-to-customize data that got this client into its customers' heads. The insights helped the organization see where improvements were needed right away and gave them a roadmap of where to take action in the future.

A relationship with a customer isn't a one-off, finite event; it's a long-term series of interactions, promises and fulfillments. A tool that helps track the ongoing health of the relationship and provides a continuum of understanding, is key to delivering a consistent and delightful experience throughout the relationship. In this engagement, the client was particularly savvy about understanding all they had gained. In his own words, "We can actually become a better developer by listening to our customers. We didn't have tools to do that prior, but we can use this as a valuable tool to keep our partners accountable and bring our teams together. We have sales teams. We have architects. We have our internal developer teams. It's not just about us as an organization, this is about making sure all of our strategic partners are on the same page."